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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023
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1STDIBS.COM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-40453	94-3389618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Astor Place, 3rd Floor New York, New York 10003
(Address of principal executive offices, including zip code)

(212) 627-3927
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2023, 1stdibs.com, Inc. (the “Company”) and Intuit Inc. (the “Subtenant”) entered into a Sublease Agreement (the “Sublease”) pursuant to which the Subtenant will sublease the Company’s office space located at 51 Astor Place, 3rd Floor, New York, New York (the “Premises” or “Subpremises”), which the Company leased under that certain Lease Agreement entered into on October 8, 2013 (the “Lease”) between the Company and JSM Associates I LLC (the “Landlord”).

The term of the Sublease will commence on the latest of (i) October 1, 2023, (ii) the date that the written consent by the Landlord along with any consent required under the Lease to the Sublease is obtained, or (iii) the date that the Company delivers possession of the entire Subpremises in accordance with the terms of the Sublease, comprised of (a) 33,145 rentable square feet (the “Phase I Subpremises”) and (b) the remaining portion of the Premises, consisting of 9,087 rentable square feet (the “Phase II Subpremises”), and will extend through December 30, 2029, unless sooner terminated in accordance with the terms of the Sublease.

The Sublease provides that fixed rent for the Phase I Subpremises will be as shown in the table below.

Period of the Sublease Term	Fixed Rent Per Month
Month 1 through Month 17	$220,966.66
Month 18 through Month 29	$225,386.00
Month 30 through Month 41	$229,893.71
Month 42 through Month 53	$234,491.58
Month 54 through Month 65	$239,181.40
Month 66 through Month 77	$243,965.03
Month 78 through December 30, 2029	$248,844.33

The Sublease provides that fixed rent for the Phase II Subpremises will be as shown in the table below.

Period of the Sublease Term	Fixed Rent Per Month
Month 1 through Month 17	$60,580.00
Month 18 through Month 29	$61,791.60
Month 30 through Month 41	$63,027.43
Month 42 through Month 53	$64,287.98
Month 54 through Month 65	$65,573.74
Month 66 through Month 77	$66,885.21
Month 78 through December 30, 2029	$68,222.92

The Sublease also contains a five-month rent abatement provision, with an additional abatement against fixed rent for the sixth calendar month of the Sublease term in the amount of $220,966.66. In addition, the Subtenant will be responsible for its proportionate share of the operating expenses of the building, including taxes, electric, heating, ventilation, and air conditioning (“Subtenant’s Proportionate Share”). Subtenant’s Proportionate Share will be 78.48% from the commencement of the Sublease until the Phase II commencement date, which is anticipated to be January 15, 2024 (the “Phase II Commencement Date”). Subtenant’s Proportionate Share will then be 100% starting on the Phase II Commencement Date. Furthermore, Subtenant will pay to Company additional rent starting at the commencement of the term of the Sublease for all fees, charges and other amounts, if any, required under the terms of the Lease, including without limitation any and all standard sundry charges at the then prevailing rate (including charges for building access cards), to be paid to Landlord on account of any act or omission (where there is a duty to act) by Subtenant and any other amount accruing after the commencement of the term of the Sublease that is payable to Landlord on account of the Subpremises.

The Sublease contains customary representations and warranties, covenants, obligations and indemnities in favor of either party.

Notwithstanding the Company’s entry into the Sublease, all of the terms of the Lease, including the Company's obligations under the Lease, will remain in full force and effect until the Lease is terminated in accordance with its terms.

The foregoing description of the terms of the Sublease does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sublease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Sublease Agreement, dated as of August 16, 2023, by and between 1stdibs.com, Inc. and Intuit Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

1STDIBS.COM, INC.

Dated:	August 22, 2023	/s/ David S. Rosenblatt
David S. Rosenblatt Chief Executive Officer